Exhibit 10.13
ETRE FINANCIAL, LLC /ETRE RESIDENTIAL, LLC TRADEMARK LICENSE AGREEMENT
This ETRE FINANCIAL, LLC /ETRE RESIDENTIAL, LLC TRADEMARK LICENSE AGREEMENT (“Agreement”), is entered into as of the [•] day of [•], 2015 (“Effective Date”), by and between the Parties,
ETRE FINANCIAL, LLC, a Delaware limited liability company, having a principal place of business at 44 Wall Street, New York, NY 10005 (“ETRE Financial”), and
ETRE RESIDENTIAL, LLC, a Delaware series limited liability company with offices at 44 Wall Street, New York, NY 10005 (“ETRE Residential”, and together with ETRE Financial, the “Parties”), and the Parties agree as follows:
ARTICLE 1
BACKGROUND AND DEFINITIONS

1.1    ETRE Financial has adopted, is using, and is the owner of the Licensed Mark (as defined in Article 1.7) in the United States for financial services.

1.2    ETRE Residential intends for each of its Series to elect and qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and ETRE Financial intends for the Administrative Agent to act as administrative agent on behalf of each Series of ETRE Residential.

1.3    ETRE Residential desires to use the Licensed Mark as part of the trade name “ETRE Residential, LLC” and in connection with the Licensed Services (as defined in Article 1.9).

1.4    ETRE Financial desires to license the Licensed Mark to ETRE Residential to be used as part of a the trade name ETRE Residential, LLC and in connection with the Licensed Services subject to the terms and conditions set forth in this Agreement.

1.5    “Administrative Agent” means ETRE Asset Manager, LLC, a Delaware limited liability company and a subsidiary of ETRE Financial.

1.6    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

1.7    “Licensed Mark” means the mark ETRE.

1.8    “Licensed Trade Name” means the limited liability company name ETRE Residential, LLC and any variation thereof including the term ETRE that is used by Licensed Users.

1.9    “Licensed Services” means commercial real estate investment products and services offered in the United States by Licensed Users.

1.10    “Licensed User” and “Licensed Users” means ETRE Residential, ETRE Residential’s Series and ETRE Residential’s Subsidiaries.

1.11    “Operating Agreement” means the First Amended and Restated Limited Liability Company Agreement of ETRE Residential, dated as of [•], 2015, as it may be amended, modified, supplemented or restated from time to time.

1.12    “Series” means a series of ETRE Residential, either currently existing or designated hereafter pursuant to the Operating Agreement.

1.13    “Subsidiary” means any limited liability company, corporation, partnership or other legal entity:

1.13.1    more than fifty percent (50%) of whose shares or outstanding securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists; or

1.13.2    which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make decisions for such entity is now or hereafter, Controlled, directly or indirectly by a Party hereto, but such entity shall be deemed to be a Subsidiary for the purposes of this Agreement only so long as such Control exists.

ARTICLE 2
LICENSE GRANT AND CONDITIONS OF LICENSED USE

2.1    ETRE Financial hereby grants Licensed Users a nonexclusive, nontransferable, nonsublicensable, royalty-free license to use and display the Licensed Trade Name and the Licensed Mark in the United States solely in connection with the Licensed Services.

2.2    All use of the Licensed Mark by Licensed Users, and all goodwill associated with such use, shall inure to the benefit of ETRE Financial.

2.3    Licensed Users shall use the Licensed Mark in a form which is in accordance with sound trademark practice so as not to weaken the value of the Licensed Mark.  Licensed Users shall use the Licensed Mark in a manner that does not derogate, based on an objective business standard, ETRE Financial’s rights in the Licensed Mark or the value of the Licensed Mark, and shall take no action that would, based on an objective standard, interfere with, diminish or tarnish those rights or value.

2.4    The Licensed Mark shall remain the exclusive property of ETRE Financial and nothing in this Agreement shall give Licensed Users any right or interest in the Licensed Mark except the licenses expressly granted in this Agreement.

2.5    All of ETRE Financial’s rights in and to the Licensed Mark, including, but not limited to, the right to use and to grant others the right to use the Licensed Mark, are reserved by ETRE Financial.

2.6    No license, right, or immunity is granted by either Party to the other, either expressly or by implication, or by estoppel, or otherwise with respect to any trademarks, copyrights, or trade dress, or other property right, other than with respect to the Licensed Trade Name and the Licensed Mark in accordance with Article 2.1 of this Agreement.

2.7    Licensed Users acknowledge that ETRE Financial is the sole owner of all right, title and interest in and to the Licensed Mark, and that Licensed Users have not acquired, and shall not acquire, any right, title or interest in or to the Licensed Mark except the right to use the Licensed Mark in accordance with the terms of this Agreement.

2.8    Licensed Users shall not register the Licensed Mark in any jurisdiction without ETRE Financial’s express prior written consent, and ETRE Financial shall retain the exclusive right to apply for and obtain registrations for the Licensed Mark throughout the world.

2.9    Licensed Users shall not challenge the validity of the Licensed Mark, nor shall Licensed Users challenge ETRE Financial’s ownership of the Licensed Mark or the enforceability of ETRE Financial’s rights therein.

2.10    Licensed Users shall designate the first or a prominent use of the Licensed Mark in all promotional materials, documents, brochures, and/or manuals with the symbol “SM”.

2.11    Licensed Users agree to cooperate with ETRE Financial’s preparation and filing of any applications, renewals or other documentation necessary or useful to protect and/or enforce ETRE Financial’s intellectual property rights in the Licensed Mark.

2.11.1    Licensed Users shall notify ETRE Financial promptly of any actual or threatened infringements, imitations or unauthorized uses of the Licensed Mark of which Licensed Users become aware.

2.11.2    ETRE Financial shall have the sole right, though it is under no obligation, to bring any action for any past, present and future infringements of its intellectual property rights in the Licensed Mark.

2.11.3    Licensed Users shall cooperate with ETRE Financial, at ETRE Financial’s expense for any out-of-pocket costs incurred by Licensed Users, in any efforts by ETRE Financial to enforce its rights in the Licensed Mark or to prosecute third party infringers of the Licensed Mark.

2.11.14    ETRE Financial shall be entitled to retain any and all damages and other monies awarded or otherwise paid in connection with any such action.

2.12    Quality Control.  In order to promote the goodwill symbolized by the Licensed Mark, Licensed Users will insure that the Licensed Services shall be of the same high quality as the services marketed or otherwise provided by ETRE Financial.

2.12.1    Licensed Users shall use the Licensed Mark only in connection with services that meet or exceed generally accepted industry standards of quality and performance.

2.12.2    ETRE Financial shall have the right to monitor the quality of the services provided and promotional materials used by Licensed Users, and Licensed Users shall use reasonable efforts to assist ETRE Financial in monitoring the quality of the services provided and promotional materials used by Licensed Users.

2.12.3    From time to time and upon ETRE Financial’s request, Licensed Users shall submit to ETRE Financial samples of all materials bearing the Licensed Mark, including, without limitation, any advertising, packaging and other publicly disseminated materials.

2.12.4    If ETRE Financial discovers any improper use of the Licensed Mark on any such submission and delivers a writing describing in detail the improper use to ETRE Residential, Licensed Users shall remedy the improper use immediately.

ARTICLE 3
TERM AND TERMINATION

3.1    Either Party may terminate this Agreement by giving the other Party thirty (30) days’ prior written notice.

3.2    This Agreement and all rights and licenses granted under this Agreement shall terminate as soon as practicable, but no longer than thirty (30) days, after:

3.2.1    ETRE Residential is acquired by a third party; or

3.2.2    The Administrative Agent no longer acts as the administrative agent for any of the Series then existing.

3.3    In the event that ETRE Residential loses Control of a Subsidiary, all rights and licenses granted to the former Subsidiary under this Agreement shall immediately terminate.  In the event that a Series is terminated pursuant to the Operating Agreement, all rights and licenses granted to such Series under this Agreement shall immediately terminate.

3.4    Upon termination of this agreement, Licensed Users shall immediately cease use of the Licensed Trade Name and Licensed Mark as soon as practicable, but no longer than thirty (30) days, after termination.

ARTICLE 4
GENERAL PROVISIONS

4.1    Indemnification.  Licensed Users, at Licensed Users’ own expense, shall indemnify, hold harmless and defend ETRE Financial, its affiliates, successors and assigns, and its and their directors, officers, employees and agents, against any claim, demand, cause of action, debt, expense or liability (including attorneys’ fees and costs), to the extent that the foregoing (a) is based on a claim resulting solely from any service provided or offered by Licensed Users, (b) results from a material breach, or is based on a claim that, if true, would be a material breach, of this Agreement by Licensed Users, or (c) is based upon Licensed Users’ unauthorized or improper use of the Licensed Mark.

4.2    LIMITATION OF WARRANTY AND LIABILITY.  ETRE FINANCIAL DOES NOT MAKE WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, RELATED TO OR ARISING OUT OF THE LICENSED MARK OR THIS AGREEMENT.

4.2.1    ETRE FINANCIAL SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND/OR TITLE, AND ALL OTHER WARRANTIES THAT MAY OTHERWISE ARISE FROM COURSE OF DEALING, USAGE OF TRADE OR CUSTOM.

4.2.2    IN NO EVENT SHALL ETRE FINANCIAL OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, LICENSORS, SUPPLIERS OR OTHER REPRESENTATIVES BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF GOODWILL, COMPUTER FAILURE OR MALFUNCTION OR OTHERWISE, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE LICENSED MARK, EVEN IF ETRE FINANCIAL IS EXPRESSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  The foregoing limitation of liability and exclusion of certain damages shall apply regardless of the failure of essential purpose of any remedies available to either party.

4.3    Non-Transferable Agreement.  Licensed Users may not assign this Agreement and/or any rights and/or obligations hereunder without the prior written consent of ETRE Financial and any such attempted assignment shall be void.

4.4    Remedies.  Licensed Users acknowledge that a material breach of Licensed Users’ obligations under this Agreement would cause ETRE Financial irreparable damage.  Accordingly, Licensed Users agree that in the event of such breach or threatened breach, in addition to remedies at law, ETRE Financial shall have the right to enjoin Licensed Users from the unlawful and/or unauthorized use of the Licensed Trade Name and/or the Licensed Mark and other equitable relief to protect ETRE Financial’s rights in the Licensed Mark.

4.5    Integration. This Agreement contains the entire agreement of the Parties.  No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the Parties hereto.  All prior agreements and understandings related to the subject matter hereof, whether written or oral, are expressly superseded hereby and are of no further force or effect.

4.6    Binding Agreement.  This Agreement shall be binding upon the Parties’ permitted assigns and successors and references to each Party shall include such assigns and successors.

4.7    Amendment.  This Agreement cannot be altered, amended or modified in any respect, except by a writing duly signed by both Parties.

4.8    No Strict Construction.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. Headings are for reference and shall not affect the meaning of any of the provisions of this Agreement.

4.9    Waiver.  At no time shall any failure or delay by either party in enforcing any provisions, exercising any option, or requiring performance of any provisions, be construed to be a waiver of same.

4.10    Governing Law and Jurisdiction.  The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction).  Each Party hereto irrevocably submits to the jurisdiction of the state and federal courts located in New York, in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in any such court; provided, however, that matters which are under the exclusive jurisdiction of the federal courts shall be brought in the U.S. Federal District Court for the Southern District of New York.  Each Party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each Party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

4.11    Attorney’s Fees.  In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the Parties hereto agree that the prevailing party shall be entitled to recover from the other party upon final judgment on the merits reasonable attorneys’ fees (and sales taxes thereon, if any), including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

4.12    Relationship of the Parties.  Nothing in this Agreement will be construed as creating a joint venture, partnership, or employment relationship between ETRE Financial and ETRE Residential or any of ETRE Residential’s Series or Subsidiaries.  Neither Party will have the right, power or implied authority to create any obligation or duty on behalf of the other Party.

4.13    Notices.  Unless otherwise specified in this Agreement, all notices shall be in writing and delivered personally, mailed, first class mail, postage prepaid, or delivered by confirmed electronic or digital means, to the addresses set forth at the beginning of this Agreement and to the attention of the undersigned.  Either Party may change the addresses or addressees for notice by giving notice to the other.  All notices shall be deemed given on the date personally delivered, when placed in the mail as specified or when electronic or digital confirmation is received.

4.14    Counterparts.  This Agreement may be executed in counterparts, by manual or facsimile signature, each of which will be deemed an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the ____ day of __________, 2015.

ETRE FINANCIAL, LLC	ETRE RESIDENTIAL, LLC
_____________________________________ (Signature)	_____________________________________ (Signature)
_____________________________________ (Print)	_____________________________________ (Print)
_____________________________________ Title	_____________________________________ Title
_____________________________________ Date	_____________________________________ Date